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                                                                  Exhibit 99.380


FROM:          Fortney, Elizabeth
SENT:          Saturday, September 04, 1999 8:14 AM
TO:            Patel, Kully
SUBJECT:       SCE FP RFP Proposal - Response

IMPORTANCE:    High
Kully,
I would like to consider putting the response in binders with the speckled "cover" paper inserted in the front slot of the binder and also printing and inserting a "spine" piece. Practically everybody binds them - this could be an additional differentiator. In addition, they could open/close and separate as well as add notes when they review. The sample report would still be bound and inserted in the back part of the binder.

WHAT DO YOU THINK???
Liz

LIZ FORTNEY
PEROTSYSTEMS CORPORATION
VOICE: (626) 537-3006
CELL: (626) 705-4135
FAX: (603) 849-7989
Pager: (800) PAGEMCI pin #1938735
ELIZABETH.FORTNEY@PS.NET